Exhibit 10-6

GRANT AGREEMENT
pursuant to the
NEOSTEM, INC. 2009 NON-U.S. BASED EQUITY COMPENSATION PLAN

THIS GRANT AGREEMENT (the "Grant Agreement") is made and entered into by and between NeoStem, Inc., a Delaware corporation (the "Company") and the following individual:

Name: «First_Name» «Last_Name»
Address: «Address_Line_1», «Address_Line_2»

Capitalized terms used but not otherwise defined herein shall have the meanings as set forth in the NeoStem, Inc. 2009 Non-U.S. Based Equity Compensation Plan (the "Plan"). This Grant Agreement is subject to and governed by the terms and conditions of the Plan, which are incorporated herein by reference. The Plan controls in case of any conflict with this Grant Agreement, except as otherwise specifically provided in the Plan.

The Company grants you a Warrant to purchase Common Stock of the Company, subject in all events to the terms and conditions of the Plan and this Grant Agreement, as follows:

A. **DATE OF GRANT**: «Grant_Date» ("Grant Date")

B. **TOTAL SHARES OF COMMON STOCK COVERED BY WARRANT**: «Granted»

C. **EXERCISE PRICE OF WARRANT**: US$«Exercise_Price» per Share (the "Exercise Price").

D. **EXPIRATION DATE**: «Expiration_Date»

E. **EXERCISE SCHEDULE:** Except as otherwise provided in this Grant Agreement, on each Vesting Date set forth below, the Warrant will become exercisable with respect to the number of Shares subject to the Warrant set forth below, provided that you have remained in the continuous service of the Company as a Service Provider through that Vesting Date.

Warrant No.	Non-cumulative Number of Shares Subject to Warrant that Become Exercisable on Vesting Date:	Vesting Date:
«Grant_ID»	«Tranche_1»	«Vest_Date_1»
	«Tranche_2»	«Vest_Date_2»
	«Tranche_3»	«Vest_Date_3»
	«Tranche_4»	«Vest_Date_4»
	«Tranche_5»	«Vest_Date_5»
	«Tranche_6»	«Vest_Date_6»

F. **EXERCISE OF WARRANT FOLLOWING TERMINATION OF SERVICE**: Except as otherwise provided in this Grant Agreement or by the Administrator, this Warrant shall terminate and be canceled to the extent not exercised within ninety (90) days after you cease to be a Service Provider, except that if you cease to be a Service Provider due to your death or Disability, this Warrant shall terminate and be canceled twelve months after you cease to be a Service Provider. Notwithstanding the foregoing, in the event that your service with the Company or any Affiliate is terminated for "Cause" (as defined in the Plan) or you voluntarily resign your service with the Company other than as a result of retirement, then, unless otherwise provided in this Grant Agreement or by the Administrators, the Warrant shall immediately terminate on the effective date of your termination of service and shall not be exercisable for any period following that date. In no event, however, may you exercise this Warrant later than the Expiration Date as provided above or exercise this Warrant for more Shares than the Shares which otherwise have become exercisable as of the date you cease to be a Service Provider.

G. **COVENANTS AGREEMENT**. This Warrant shall terminate in the event that you breach any agreement between you and the Company with respect to noncompetition, nonsolicitation, assignment of inventions and contributions and/or nondisclosure obligations.

H. **METHOD OF EXERCISE**. You may exercise this Warrant by delivering to the Administrator an exercise notice (the "Exercise Notice") in such form as the Administrator may require, which shall state the election to exercise the Warrant, the number of Shares with respect to which the Warrant is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company or the Administrator pursuant to the provisions of the Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares. This Warrant

shall be deemed to be exercised upon receipt by the Administrator of the fully executed Exercise Notice accompanied by the aggregate Exercise Price.

I. **METHOD OF PAYMENT**. You may pay the aggregate Exercise Price by any of the following methods, or a combination of the following methods:

1. cash;
2. check; or
3. such other form of consideration as the Administrator shall determine in its discretion, provided that such form of consideration is permitted by the Plan and by applicable law.

Upon your exercise of the Warrant and prior to the delivery of any Exercised Shares, the Company shall have the right to require you to remit to the Company cash in an amount sufficient to satisfy any taxes required by the law of the nation in which you provide services to the Company or one of its subsidiaries or affiliates and any other amounts which the Company determines, in its sole discretion, are required to be withheld under any applicable law as a result of any action taken by you.

J. **SECURITIES MATTERS**. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal, state and/or applicable foreign law. Neither the Company nor the Administrator shall be obligated to sell or issue any Shares or Exercised Shares pursuant to this Grant Agreement unless, on the date of sale and issuance thereof, such Shares or Exercised Shares are either registered under the Securities Act of 1933, as amended, and all applicable state and foreign securities laws, or are exempt from registration thereunder. Further, to the extent applicable, you have undertaken or agree to undertake appropriate action to apply to and register with the State Administration of Foreign Exchange for the People's Republic of China for approval of the Shares or Exercised Shares, and you will be solely responsible for any and all potential legal and other consequences of not doing so.

K. **OTHER PLANS**. The income you receive, if any, in connection with this Grant Agreement and your exercise of the Warrant shall not be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise provided in such plan.

L. **ENTIRE AGREEMENT; GOVERNING LAW**. The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement between you and the Company with respect to its subject matter and supersede in their entirety all prior undertakings and agreements between you and the Company with respect to the subject matter of this Grant Agreement. This Agreement may not be modified adversely to your interest except by means of a writing signed by both you and the Company. This Grant Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

By your signature and the signature of the Company's representative below, you and the Company agree that this Warrant is granted under and governed by the terms and conditions of the Plan and this Grant Agreement. You represent that you reviewed the Plan and this Grant Agreement in their entirety, that you had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement and that you fully understand all provisions of the Plan and this Grant Agreement. You hereby accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Grant Agreement. You further agree to notify the Company upon any change in your residential address.

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WARRANTEE	NEOSTEM, INC.
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